Exhibit 99.1

          SOVEREIGN BANCORP, INC. ANNOUNCES 2006 THIRD QUARTER EARNINGS

    PHILADELPHIA, Oct. 17 /PRNewswire-FirstCall/ -- Sovereign Bancorp, Inc. ("Sovereign") (NYSE: SOV), parent company of Sovereign Bank ("Bank"), today reported for the third quarter of 2006 net income of $184 million, or $.37 per diluted share, as compared to $181 million, or $.45 per diluted share, for the third quarter of 2005. Net income in the third quarter of 2006 included merger and integration charges of $18.5 million after-tax, or $.04 per share, related to the acquisition of Independence Community Bancorp, Inc. ("Independence"). Net income in the third quarter of 2005 included a reversal of merger and integration charges of $2.1 million after-tax, or $.01 per share.

    Effective in the third quarter of 2006, Sovereign has conformed its definition of operating earnings and related per share amounts to now include the amortization of intangible assets. Sovereign believes this is more commonly used in the investment community and will ease comparability of their results with other financial institutions. A reconciliation of net income to operating earnings, as well as the related earnings per share amounts, is included in a later section of this release.

    For the quarter ended September 30, 2006, Sovereign's operating earnings per diluted share, including the amortization of intangible assets, were $.41, which excluded the above mentioned merger charges, as compared to $.45 per diluted share a year ago, which excluded the above mentioned reversal of merger and integration charges.

    Commenting on banking industry fundamentals, Joseph P. Campanelli, Sovereign's President and CEO, stated, "The environment for our industry is challenging. We must operate under the assumption that negative industry fundamentals will continue for the foreseeable future. With the integration of Independence wrapped up, we will focus on four major objectives: aggressive cost reductions, strengthening our capital position, improving customer service, and re-presenting our company to investors through better communications." Regarding the cost cutting initiatives, Campanelli added, "Management is completing a comprehensive review of Sovereign's operating cost structure. We will present our recommendations to Sovereign's board within the next thirty days."

    Net Interest Income and Margin

    For the third quarter of 2006, Sovereign reported net interest income of $492 million as compared to $408 million in the third quarter of 2005. Sovereign's average loan portfolio, including acquisitions, increased by $20.1 billion over last year and $11.9 billion on a linked quarter basis to $62.4 billion. The total loan portfolio increased $1.6 billion during the quarter, reflecting an annualized growth rate of 10.2%. Sovereign's average deposits, including acquisitions, increased $16.3 billion over last year and $9.5 billion linked quarter to $53.4 billion. Total deposits increased $191 million during the quarter, reflecting an annualized growth rate of 1.5%.

    Net interest margin was 2.64% for the third quarter of 2006 as compared to 2.86% in the second quarter of 2006 and 3.13% in the third quarter of 2005. The decline in net interest margin reflects the continued impact of an inverted yield curve, liabilities repricing faster than interest earning assets and a shift in deposit mix to higher cost categories. The yield on interest earning assets expanded 16 basis points during the quarter while total funding costs expanded 35 basis points during the same period.

    Non-Interest Income

    Total fees and other income before security gains totaled $172 million for the third quarter of 2006, up 8.6% from $158 million a year ago. Consumer and commercial banking fees increased 15% from a year ago. Excluding acquisitions, consumer and commercial banking fees were up roughly 5% from the third quarter of 2005. Consumer banking fees increased to $74.3 million, primarily driven by growth in deposit fees. Commercial banking fees increased year-over-year by $8.2 million to $47.7 million primarily driven by growth in loan fees and precious metals revenues.

    Mortgage banking revenues for the quarter were $14.3 million, compared to $4.5 million last quarter and $28.7 million in the same quarter a year ago. Due to changes in prepayment speeds and interest rates during the quarter, a $3.5 million impairment charge to increase the valuation reserve for mortgage servicing rights was recorded. Offsetting this impairment charge were $14.7 million of gains on sale of mortgage loans; of this, $6.3 million relates to the sale of multi-family loans.

    During the quarter, Sovereign recognized a net gain on securities of $29.2 million, compared to a net loss on securities of $305 million in the second quarter of 2006 and a net gain on securities of $1.7 million a year ago.

    Non-Interest Expense

    G&A expenses, including acquisitions, were $352 million for the third quarter of 2006. Excluding acquisitions, G&A expense categories were relatively flat to the second quarter of 2006 with the exception of compensation and benefits due in part to additional overtime costs associated with the conversion of Independence. G&A expenses to average assets were 1.55% for the quarter, compared to 1.66% in the second quarter of 2006 and 1.78% a year ago. Due to the aforementioned net interest margin compression, Sovereign's efficiency ratio increased to 53.0% during the quarter versus 48.9% a year ago.

    Asset Quality

    Asset quality statistics remained consistent with prior periods in the third quarter of 2006. Annualized net charge-offs were .23% of average loans for the third quarter, compared to .23% in the second quarter of 2006. Non-performing loans to total loans increased one basis point from second quarter levels to ..37%. Non-performing loans increased by $13.1 million from last quarter to $232.8 million. The allowance for credit losses to non-performing loans was 240% at September 30, 2006, as compared to 251% at June 30, 2006 and 257% at September 30, 2005. Sovereign's provision for credit losses was $45.0 million this quarter, compared to $44.5 million in the second quarter of 2006 and $20.0 million in the third quarter of 2005. The provision for credit losses was higher during the recent quarter to provide for a non-performing loan sale of correspondent home equity loans, a decision to self-insure a portion of correspondent home equity loans, and a high level of commercial loan growth.

    Capital

    Sovereign's Tier 1 leverage ratio was 5.82% at September 30, 2006. Tangible equity to tangible assets, which includes preferred stock, was 3.89% excluding other comprehensive income ("OCI") and was 3.78% including OCI. Tangible common equity to tangible assets, excluding other comprehensive income ("OCI") was 3.66% and including OCI was 3.55%. The equity to assets ratio was 9.66% at September 30, 2006. Sovereign Bank's Tier 1 leverage ratio was 6.21% and the Bank's total risk-based capital ratio was 10.43% at September 30, 2006.

    Based upon our October 16 stock price of $23.46, Sovereign is trading at a P/E of 14.0x analysts mean 2006 estimate. The book value per share at September 30, 2006 was $18.07.

    About Sovereign

    Sovereign Bancorp, Inc., ("Sovereign") (NYSE: SOV), the parent company of Sovereign Bank, is a $90 billion financial institution with nearly 800 community banking offices, over 2,000 ATMs and approximately 12,000 team members with principal markets in the Northeast United States. Sovereign offers a broad array of financial services and products including retail banking, business and corporate banking, cash management, capital markets, wealth management and insurance. Sovereign is the 18th largest banking institution in the United States. For more information on Sovereign Bank, visit http://www.sovereignbank.com or call 1-877-SOV-BANK.

    Interested parties will have the opportunity to listen to a live web-cast of Sovereign's Third Quarter 2006 earnings call on Tuesday, October 17 beginning at 5:00 p.m. ET at http://www.sovereignbank.com >Investor Relations >News >Conference Calls/Webcasts; or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c
=67999&eventID=1386289.

    The web-cast and replay can be accessed anytime from 5:00 p.m. ET on Tuesday, October 17, 2006 through 12:00 a.m. ET on Friday, December 29, 2006. Questions may be submitted during the call via email accessible from Sovereign Bancorp's broadcast and Investor Relations sites. A telephone replay will be accessible from 7:00 p.m. ET on Tuesday, October 17, 2006 through 12:00 a.m. ET (midnight) on Monday, October 23, 2006 by dialing 1-800-642-1687, confirmation id #8143196.

    Note:

    This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Sovereign's management uses the non-GAAP measure of Operating Earnings, and the related per share amount, in their analysis of the company's performance. This measure, as used by Sovereign, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring and integrating businesses. Operating earnings for 2005 and 2006 EPS purposes represent net income adjusted for the after-tax effects of merger-related and integration charges, certain restructuring charges, other-than-temporary impairment charges on Fannie Mae and Freddie Mac preferred equity securities and proxy and related professional fees. Since certain of these items and their impact on Sovereign's performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information in evaluating the operating results of Sovereign's core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

    This press release contains statements of Sovereign's strategies, plans, and objectives, as well as estimates of financial condition, operating and cash efficiencies and revenue generation. These statements and estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; Sovereign's ability in connection with any acquisition to complete such acquisition and to successfully integrate assets, liabilities, customers, systems and management personnel Sovereign acquires into its operations and to realize expected cost savings and revenue enhancements within expected time frame; the possibility that expected one time merger-related charges are materially greater than forecasted or that final purchase price allocations based on the fair value of acquired assets and liabilities and related adjustments to yield and/or amortization of the acquired assets and liabilities at any acquisition date are materially different from those forecasted; other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, integrations, pricing, products and services; and acts of God, including natural disasters.

    Sovereign Bancorp is followed by several market analysts. Please note that any opinions, estimates, forecasts, or predictions regarding Sovereign Bancorp's performance or recommendations regarding Sovereign's securities made by these analysts are theirs alone and do not represent opinions, estimates, forecasts, predictions or recommendations of Sovereign Bancorp or its management. Sovereign Bancorp does not by its reference to any analyst opinions, estimates, forecasts regarding Sovereign's performance or recommendations regarding Sovereign's securities imply Sovereign's endorsement of or concurrence with such information, conclusions or recommendations.

Sovereign Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(unaudited)

                                                             Quarter Ended
                                      -----------------------------------------------------------
(dollars in millions,                  Sept. 30    June 30      Mar. 31     Dec. 31     Sept. 30
except per share data)                   2006        2006         2006        2005        2005
-----------------------------------   ---------   ---------    ---------   ---------    ---------
Operating Data

Net income (loss)                     $   184.0   $   (59.1)   $   141.4   $   165.5    $   181.0
Net income (loss) for EPS
 purposes                                 188.5       (61.5)       147.7       171.8        187.4
Operating earnings for EPS
 purposes (1)                             207.0       163.2        155.2       175.6        185.3
Net interest income                       491.8       438.8        404.0       403.2        408.3
Provision for credit losses                45.0        44.5         29.0        26.0         20.0
Total fees and other income
 before securities
 transactions                             171.9       142.0        134.3       159.9        158.2
Net gain (loss) on investment
 securities                                29.2      (305.0)         0.0        (1.3)         1.7
G&A expense                               351.8       303.3        280.0       281.8        276.9
Other expenses                             75.3        58.9         44.8        40.0         32.6

Performance Statistics

Bancorp

Net interest margin                        2.64%       2.86%        3.00%       3.01%        3.13%
Return on average assets                   0.81%      -0.32%        0.90%       1.03%        1.17%
Operating return on average
 assets (1)                                0.91%       0.89%        0.98%       1.10%        1.19%
Return on average equity                   8.47%      -3.54%        9.72%      11.49%       12.61%
Operating return on average
 equity (1)                                9.52%       9.77%       10.68%      12.20%       12.91%
Return on average tangible
 equity                                   23.72%      -8.16%       19.29%      23.67%       26.24%
Operating return on average
 tangible equity (1)                      26.68%      22.54%       21.18%      25.12%       26.85%
Annualized net loan
 charge-offs to average
 loans                                     0.23%       0.23%        0.26%       0.21%        0.18%
G & A expense to average
 assets                                    1.55%       1.66%        1.77%       1.76%        1.78%
Efficiency ratio (3)                      53.01%      52.22%       52.01%      50.04%       48.87%

Per Share Data

Basic earnings (loss) per
 share (2)                            $    0.39   $   (0.15)   $    0.38   $    0.44    $    0.48
Diluted earnings (loss) per
 share (2)                                 0.37       (0.15)        0.36        0.42         0.45
Operating earnings per
 share (1)(2)                              0.41        0.37         0.38        0.43         0.45
Dividend declared per share               0.080       0.080        0.060       0.060        0.040
Common book value (4)                     18.07       17.50        16.42       16.21        15.81
Common stock price:
  High                                $   21.60   $   21.76    $   21.53   $   22.37    $   23.54
  Low                                     20.07       20.19        19.57       19.65        20.66
  Close                                   21.51       20.31        20.87       20.59        20.99
Weighted average common
 shares: (2)
  Basic                                   472.4       412.0        376.9       375.6        378.3
  Diluted                                 506.1       412.0        410.4       409.6        412.8
End-of-period common shares:
  Basic                                   472.6       471.8        359.3       358.4        358.5
  Diluted                                 506.5       505.5        391.1       390.5        390.7

NOTES:

(1) Operating earnings represent net income excluding the after-tax effects of certain items, such as significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses, proxy and related professional fees, and certain other charges. See page H and I for a reconciliation of GAAP and Non-GAAP measures.

(2) Prior period earnings per share and weighted average common shares have been restated to reflect the 5% stock dividend paid to shareholders of record on June 15, 2006.

(3) Efficiency ratio equals general and administrative expense as a percentage of total revenue, defined as the sum of net interest income and total fees and other income before securities transactions.

(4) Common book value equals common stockholders' equity at period-end divided by common shares outstanding.

                                                    Year to Date
                                           -----------------------------
(dollars in millions, except                 Sept. 30         Sept. 30
per share data)                                2006             2005
----------------------------------------   ------------     ------------
Operating Data

Net income (loss)                          $      266.4     $      510.7
Net income (loss) for EPS purposes                281.1            529.7
Operating earnings for EPS purposes (1)           525.4            540.6
Net interest income                             1,334.5          1,228.8
Provision for credit losses                       118.5             64.0
Total fees and other income before
 securities transactions                          448.2            431.1
Net gain (loss) on investment securities         (275.9)            13.0
G&A expense                                       935.1            807.4
Other expenses                                    179.0            123.4

Performance Statistics

Bancorp

Net interest margin                                2.81%            3.22%
Return on average assets                           0.47%            1.14%
Operating return on average assets (1)             0.93%            1.21%
Return on average equity                           5.03%           12.06%
Operating return on average equity (1)             9.92%           12.77%
Return on average tangible equity                 11.92%           24.80%
Operating return on average tangible
 equity (1)                                       23.51%           26.26%
Annualized net loan charge-offs to
 average loans                                     0.24%            0.20%
G & A expense to average assets                    1.65%            1.81%
Efficiency ratio (3)                              52.45%           48.64%

Per Share Data

Basic earnings (loss) per share (2)        $       0.62     $       1.33
Diluted earnings (loss) per share (2)              0.62             1.27
Operating earnings per share (1)(2)                1.16             1.29
Dividend declared per share                       0.220            0.110
Common book value (4)                             18.07            15.81
Common stock price:
  High                                     $      21.76     $      23.54
  Low                                             19.57            19.17
  Close                                           21.51            20.99
Weighted average common shares: (2)
  Basic                                           420.7            383.9
  Diluted                                         454.3            418.1
End-of-period common shares:
  Basic                                           472.6            358.5
  Diluted                                         506.5            390.7

NOTES:

(1) Operating earnings represent net income excluding the after-tax effects of certain items, such as significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses, proxy and related professional fees, and certain other charges. See page H and I for a reconciliation of GAAP and Non-GAAP measures.

(2) Prior period earnings per share and weighted average common shares have been restated to reflect the 5% stock dividend paid to shareholders of record on June 15, 2006.

(3) Efficiency ratio equals general and administrative expense as a percentage of total revenue, defined as the sum of net interest income and total fees and other income before securities transactions.

(4) Common book value equals common stockholders' equity at period-end divided by common shares outstanding.

Sovereign Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(unaudited)

                                                              Quarter Ended
                                      -------------------------------------------------------------
                                       Sept. 30     June 30      Mar. 31      Dec. 31      Sept. 30
(dollars in millions)                    2006         2006         2006         2005         2005
-----------------------------------   ---------    ---------    ---------    ---------    ---------
Financial Condition Data:

General
  Total assets                        $  90,410    $  88,753    $  65,060    $  63,679    $  62,960
  Loans                                  63,178       61,610       45,164       43,804       42,692
  Total deposits and
   customer related
   accounts:                             52,784       52,592       38,820       37,978       37,333
    Core deposits and other
     customer related
     accounts                            36,031       36,593       27,143       26,639       27,395
    Time deposits                        16,753       15,999       11,678       11,339        9,937
  Borrowings                             27,101       26,171       19,216       18,721       18,897
  Minority interests                        210          209          206          206          205
  Stockholders' equity                    8,734        8,451        5,900        5,811        5,668
  Goodwill                                4,990        4,930        2,715        2,717        2,714
  Core deposit and other
   intangibles                              533          633          197          214          232

Asset Quality
  Non-performing assets               $   273.1    $   259.1    $   200.5    $   205.6    $   181.1
  Non-performing loans                $   232.8    $   219.7    $   183.5    $   189.5    $   169.9
  Non-performing assets to
   total assets                            0.30%        0.29%        0.31%        0.32%        0.29%
  Non-performing loans to
   total loans                             0.37%        0.36%        0.41%        0.43%        0.40%
  Allowance for credit
   losses                             $   558.1    $   551.4    $   438.5    $   437.8    $   436.8
  Allowance for credit
   losses
    to total loans                         0.88%        0.90%        0.97%        1.00%        1.02%
  Allowance for credit
   losses
    to non-performing loans                 240%         251%         239%         231%         257%

Capitalization - Bancorp (1)
  Stockholders' equity to
   total assets                            9.66%        9.52%        9.07%        9.13%        9.00%
  Tier 1 leverage capital
   ratio                                   5.82%        5.69%        6.74%        6.68%        6.48%
  Tangible equity to
   tangible assets,
   excluding OCI                           3.89%        3.73%        5.16%        5.05%        4.84%
  Tangible common equity to
   tangible assets,
   excluding OCI                           3.66%        3.50%        5.16%        5.05%        4.84%
  Tangible equity to
   tangible assets,
   including OCI                           3.78%        3.49%        4.81%        4.73%        4.54%
  Tangible common equity to
   tangible assets,
   including OCI                           3.55%        3.25%        4.81%        4.73%        4.54%

Capitalization - Bank (1)
  Stockholders' equity to
   total assets                           11.65%        9.70%       10.59%       10.61%       10.46%
  Tier 1 leverage capital
   ratio                                   6.21%        6.28%        6.97%        6.84%        6.58%
  Tier 1 risk-based capital
   ratio                                   7.73%        7.91%        8.52%        8.21%        7.91%
  Total risk-based capital
   ratio                                  10.43%       10.28%       10.97%       10.66%       10.42%

(1) All capital ratios are calculated based upon adjusted end of period assets consistent with OTS guidelines. The current quarter ratios are estimated as of the date of this earnings release.

Sovereign Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(unaudited)

                                              Sept. 30           June 30           Mar. 31
(dollars in thousands)                          2006              2006              2006
----------------------------------------   --------------    --------------    --------------
Assets
Cash and amounts due from
 depository institutions                   $    1,932,603    $    1,714,042    $      997,447
Investments:
  Available-for-sale                           12,821,075        12,218,168         7,063,492
  Held-to-maturity                                      -                 -         4,936,066
  Other investments                             1,020,723           933,507           670,353
    Total investments                          13,841,798        13,151,675        12,669,911
Loans:
  Commercial                                   29,984,325        28,999,921        17,250,897
  Consumer                                     33,193,395        32,610,190        27,913,516
    Total loans                                63,177,720        61,610,111        45,164,413
Less allowance for loan losses                   (544,482)         (537,372)         (421,860)
    Total loans, net                           62,633,238        61,072,739        44,742,553
Premises and equipment, net                       591,601           587,254           408,119
Accrued interest receivable                       413,018           375,213           275,343
Goodwill                                        4,989,539         4,929,586         2,715,217
Core deposit and other intangibles                532,626           632,665           196,756
Bank owned life insurance                       1,704,955         1,686,571         1,027,403
Other assets                                    3,770,681         4,603,322         2,027,191
    Total assets                           $   90,410,059    $   88,753,067    $   65,059,940

Liabilities and Stockholders' Equity
Liabilities:
Deposits and other customer related
 accounts:
  Core and other customer related
  accounts                                 $   36,030,850    $   36,593,254    $   27,142,655
  Time deposits                                16,752,764        15,999,234        11,677,492
    Total                                      52,783,614        52,592,488        38,820,147
Borrowings and other debt
 obligations                                   27,100,522        26,170,589        19,216,159
Other liabilities                               1,582,174         1,329,383           917,661
    Total liabilities                          81,466,310        80,092,460        58,953,967
Minority interests                                209,972           209,466           206,141
Stockholders' equity:
  Preferred Stock                                 195,445           195,445                 -
  Common Stock                                  6,166,992         6,156,925         3,657,038
  Warrants and stock options                      338,867           337,637           335,717
  Unallocated ESOP shares                         (21,396)          (21,396)          (21,396)
  Treasury stock                                  (57,646)          (65,984)         (466,328)
  Accumulated other comprehensive
   loss                                           (74,543)         (193,186)         (211,760)
  Retained earnings                             2,186,058         2,041,700         2,606,561
    Total stockholders' equity                  8,733,777         8,451,141         5,899,832
    Total liabilities and
        stockholders' equity               $   90,410,059    $   88,753,067    $   65,059,940

                                              Dec. 31        Sept. 30
(dollars in thousands)                         2005            2005
----------------------------------------   ------------    ------------
Assets
Cash and amounts due from depository
 institutions                              $  1,131,936    $  1,438,240
Investments:
  Available-for-sale                          7,258,402       7,547,170
  Held-to-maturity                            4,647,627       4,500,881
  Other investments                             651,299         696,859
     Total investments                       12,557,328      12,744,910
Loans:
  Commercial                                 16,635,646      16,222,920
  Consumer                                   27,168,201      26,468,719
    Total loans                              43,803,847      42,691,639
Less allowance for loan losses                 (419,599)       (418,353)
    Total loans, net                         43,384,248      42,273,286
Premises and equipment, net                     412,017         401,868
Accrued interest receivable                     286,300         265,120
Goodwill                                      2,716,826       2,714,073
Core deposit and other intangibles              213,975         231,740
Bank owned life insurance                     1,018,125       1,006,820
Other assets                                  1,957,971       1,884,316
    Total assets                           $ 63,678,726    $ 62,960,373

Liabilities and Stockholders' Equity
Liabilities:
Deposits and other customer related
 accounts:
  Core and other customer related
   accounts                                $ 26,639,246    $ 27,395,257
  Time deposits                              11,338,460       9,937,334
    Total                                    37,977,706      37,332,591
Borrowings and other debt obligations        18,720,897      18,897,237
Other liabilities                               963,764         857,530
    Total liabilities                        57,662,367      57,087,358
Minority interests                              205,660         205,176
Stockholders' equity:
  Preferred Stock                                     -               -
  Common Stock                                3,657,543       3,649,507
  Warrants and stock options                    337,346         337,156
  Unallocated ESOP shares                       (21,396)        (23,707)
  Treasury stock                               (478,734)       (467,265)
  Accumulated other comprehensive loss         (170,798)       (170,619)
  Retained earnings                           2,486,738       2,342,767
    Total stockholders' equity                5,810,699       5,667,839
    Total liabilities and stockholders'
     equity                                $ 63,678,726    $ 62,960,373

Sovereign Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

                                                             Quarter Ended
                                      -----------------------------------------------------------
(dollars in thousands,                 Sept. 30    June 30      Mar. 31     Dec. 31      Sept. 30
except per share data)                   2006        2006         2006        2005         2005
-----------------------------------   ---------   ---------    ---------   ---------    ---------
Interest and dividend income:
   Interest on  interest-earning
    deposits                          $   5,408   $   2,954    $   2,116   $   2,605    $   2,022
   Interest on investment
    securities
      Available for sale                201,766     116,653       90,095      91,163       86,411
      Held to maturity                    1,065      50,473       53,553      51,225       47,624
      Other                              13,287      13,016        5,603       4,971        4,443
   Interest on loans                  1,019,325     808,922      688,166     661,072      620,742
      Total interest
       and dividend income            1,240,851     992,018      839,533     811,036      761,242
Interest expense:
   Deposits and related customer
    accounts                            412,858     306,030      231,837     201,449      169,084
   Borrowings                           336,206     247,217      203,738     206,344      183,817
      Total interest expense            749,064     553,247      435,575     407,793      352,901
      Net interest income               491,787     438,771      403,958     403,243      408,341
Provision for credit losses              45,000      44,500       29,000      26,000       20,000
      Net interest income after
       provision for credit losses      446,787     394,271      374,958     377,243      388,341
Non-interest income:
   Consumer banking fees                 74,298      67,467       60,798      64,696       65,738
   Commercial banking fees               47,690      43,949       39,016      46,699       39,519
   Mortgage banking revenue (1)          14,329       4,524       12,992      26,501       28,671
   Capital markets revenue                4,009       2,313        3,889       4,053        5,382
   Bank-owned life insurance income      20,116      15,359       11,327      11,398       12,066
   Other                                 11,409       8,363        6,319       6,538        6,856
      Total fees and other income
       before security gains            171,851     141,975      134,341     159,885      158,232
   Net gain/(loss) on securities         29,154    (305,027)           -      (1,296)       1,675
      Total non-interest income         201,005    (163,052)     134,341     158,589      159,907
Non-interest expense:
General and administrative
   Compensation and benefits            182,607     149,467      143,778     137,452      140,532
   Occupancy and equipment               78,594      68,155       64,193      61,679       61,096
   Technology expense                    25,128      23,114       21,566      22,562       21,349
   Outside services                      17,928      16,592       14,755      17,174       15,362
   Marketing expense                     14,552      14,548       10,222      15,103       14,455
   Other administrative expenses         33,009      31,417       25,465      27,828       24,107
      Total general and
       administrative                   351,818     303,293      279,979     281,798      276,901
Other expenses:
   Amortization of intangibles           34,092      24,225       17,219      17,766       18,284
   Other minority interest expense        6,149       6,079        5,992       5,951        5,837
   Equity method investments              6,701      10,954       10,042      10,455       11,656
   Loss on economic hedges                    -      11,387            -           -            -
   Proxy and professional fees                -           -       14,337       5,827            -
   Lease and contract termination
    charges                                   -           -            -           -            -
   Merger-related and integration
    charges                              28,403       6,257       (2,798)          -       (3,222)
      Total other expenses               75,345      58,902       44,792      39,999       32,555
         Total non-interest expense     427,163     362,195      324,771     321,797      309,456
      Income/ (loss) before income
       taxes                            220,629    (130,976)     184,528     214,035      238,792
Income tax expense/ (benefit)            36,620     (71,920)      43,130      48,540       57,749
      Net income/ (loss)              $ 184,009   $ (59,056)   $ 141,398   $ 165,495    $ 181,043

(1) Mortgage banking
 activity is summarized
 below:
Gains on sale of
 mortgage loans and
 related securities,
 multi-family loans, and
 home equity loans (2)                $  14,665   $   3,136    $   9,762   $  22,708    $  21,274
Net gains/(loss)
 recorded under SFAS
 133                                       (423)       (663)       1,090      (1,039)         717
Mortgage servicing
 fees, net of mortgage
 servicing rights
 amortization                             3,582       2,051        2,140         914         (157)
Mortgage servicing
 right
 (impairments)/
 recoveries                              (3,495)          -            -       3,918        6,837
  Total mortgage
   banking revenues                   $  14,329   $   4,524    $  12,992   $  26,501    $  28,671

(2) The results for the fourth quarter and third quarter of 2005 include gains of $18.4 million and $13.1 million related to the sale of $898 million and $503 million of home equity loans.

                                                   Year to Date
                                           -----------------------------
(dollars in thousands, except                Sept. 30         Sept. 30
per share data)                                2006             2005
----------------------------------------   ------------     ------------
Interest and dividend income:
   Interest on interest-earning
    deposits                               $     10,478     $      6,151
   Interest on investment securities
      Available for sale                        408,514          268,529
      Held to maturity                          105,091          137,834
      Other                                      31,906           13,087
   Interest on loans                          2,516,413        1,725,950
      Total interest and dividend
       income                                 3,072,402        2,151,551
Interest expense:
   Deposits and related customer
    accounts                                    950,725          423,141
   Borrowings                                   787,161          499,564
      Total interest expense                  1,737,886          922,705
      Net interest income                     1,334,516        1,228,846
Provision for credit losses                     118,500           64,000
      Net interest income after
       provision for credit losses            1,216,016        1,164,846
Non-interest income:
   Consumer banking fees                        202,563          191,920
   Commercial banking fees                      130,655          102,576
   Mortgage banking revenue (1)                  31,845           61,616
   Capital markets revenue                       10,211           13,768
   Bank-owned life insurance income              46,802           35,887
   Other                                         26,091           25,299
      Total fees and other income before
       security gains                           448,167          431,066
   Net gain/(loss) on securities               (275,873)          13,009
      Total non-interest income                 172,294          444,075
Non-interest expense:
General and administrative
   Compensation and benefits                    475,852          401,460
   Occupancy and equipment                      210,942          185,314
   Technology expense                            69,808           61,623
   Outside services                              49,275           43,815
   Marketing expense                             39,322           37,259
   Other administrative expenses                 89,891           77,935
      Total general and
       administrative                           935,090          807,406
Other expenses:
   Amortization of intangibles                   75,536           56,055
   Other minority interest expense               18,220           17,257
   Equity method investments                     27,697           33,392
   Loss on economic hedges                       11,387                -
   Proxy and professional fees                   14,337                -
   Lease and contract termination
    charges                                           -            3,982
   Merger-related and integration
    charges                                      31,862           12,744
      Total other expenses                      179,039          123,430
          Total non-interest
           expense                            1,114,129          930,836
      Income/ (loss) before income
       taxes                                    274,181          678,085
Income tax expense/ (benefit)                     7,830          167,420
      Net income/ (loss)                   $    266,351     $    510,665

(1) Mortgage banking activity is
 summarized below:
Gains on sale of mortgage loans and
 related securities, multi-family
 loans, and home equity loans (2)          $     27,563     $     56,022
Net gains/(loss) recorded under
 SFAS 133                                             4            1,684
Mortgage servicing fees, net of
 mortgage servicing rights
 amortization                                     7,773            1,884
Mortgage servicing right
 (impairments)/recoveries                        (3,495)           2,026
   Total mortgage banking revenues         $     31,845     $     61,616

(2) The results for the fourth quarter and third quarter of 2005 include gains of $18.4 million and $13.1 million related to the sale of $898 million and $503 million of home equity loans.

Sovereign Bancorp, Inc. and Subsidiaries
AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
(unaudited)

                                                        Quarter Ended
                                                      September 30, 2006
                                      --------------------------------------------------
                                          Average                             Yield/
(dollars in thousands)                    Balance         Interest (1)         Rate
-----------------------------------   --------------     --------------   --------------
Earning assets:
   Investment securities              $   15,886,584     $      241,045             6.06%
   Loans:
      Commercial                          23,034,009            419,552             7.24%
      Multi-Family                         6,184,739             95,298             6.16%
      Consumer:
         Residential mortgages            17,860,553            256,417             5.74%
         Home equity loans and
          lines of credit                 10,519,717            173,914             6.59%
      Total consumer loans
       secured by real estate             28,380,270            430,331             6.05%
         Auto Loans                        4,394,903             66,220             5.98%
         Other                               451,333             10,296             9.05%
      Total Consumer                      33,226,506            506,847             6.08%
      Total loans                         62,445,254          1,021,697             6.52%
      Allowance for loan losses             (537,690)
      Total earning assets                77,794,148     $    1,262,742             6.47%
Other assets                              12,160,105
      Total assets                    $   89,954,253

Funding liabilities:
   Deposits and other
    customer-related accounts:
         NOW accounts                 $   10,854,965     $       80,252             2.92%
         Customer repurchase
          agreements                       1,273,055             15,230             4.75%
         Savings accounts                  5,013,163              8,409             0.67%
         Money market accounts            13,067,468            121,062             3.68%
      Core and other
       customer-related accounts          30,208,651            224,953             2.95%
      Time deposits                       16,504,794            187,905             4.52%
      Total                               46,713,445            412,858             3.51%

   Borrowings:
      Wholesale borrowings                20,847,228            254,407             4.86%
      Other borrowings                     5,606,261             81,799             5.82%
      Total borrowings                    26,453,489            336,206             5.06%
      Total funding liabilities           73,166,934            749,064             4.07%
Non-interest bearing DDA                   6,707,400
Other liabilities                          1,458,009
      Total liabilities                   81,332,343
Stockholders' equity                       8,621,910
      Total liabilities and
       stockholders' equity           $   89,954,253
Net interest income                                      $      513,678
Interest rate spread                                                                2.40%
Contribution from
 interest-free funds                                                                0.24%
Net interest margin                                                                 2.64%

(1) Tax equivalent basis

                                                         Quarter Ended
                                                         June 30, 2006
                                      --------------------------------------------------
                                          Average                             Yield/
(dollars in thousands)                    Balance         Interest (1)         Rate
-----------------------------------   --------------     --------------   --------------
Earning assets:
   Investment securities              $   14,207,577     $      201,842             5.68%
   Loans:
      Commercial                          19,112,403            342,125             7.18%
      Multi-Family                         1,992,727             31,285             6.28%
      Consumer:
         Residential mortgages            14,467,374            203,062             5.61%
         Home equity loans and lines
          of credit                       10,129,080            162,530             6.44%
      Total consumer loans secured
       by real estate                     24,596,454            365,592             5.95%
         Auto Loans                        4,396,659             64,223             5.86%
         Other                               453,383              8,344             7.38%
      Total Consumer                      29,446,496            438,159             5.96%
      Total loans                         50,551,626            811,569             6.43%
      Allowance for loan losses             (455,468)
      Total earning assets                64,303,735     $    1,013,411             6.31%
Other assets                               9,136,881
      Total assets                    $   73,440,616

Funding liabilities:
   Deposits and other customer-related
    accounts:
         NOW accounts                 $   10,346,113     $       73,330             2.84%
         Customer repurchase
          agreements                       1,114,934             12,077             4.34%
         Savings accounts                  3,956,176              7,254             0.74%
         Money market accounts             9,598,706             71,475             2.99%
      Core and other customer-related
       accounts                           25,015,929            164,136             2.63%
      Time deposits                       13,193,359            141,894             4.32%
      Total                               38,209,288            306,030             3.21%

  Borrowings:
      Wholesale borrowings                16,647,140            182,559             4.40%
      Other borrowings                     4,791,972             64,658             5.48%
      Total borrowings                    21,439,112            247,217             4.62%
      Total funding liabilities           59,648,400            553,247             3.72%
Non-interest bearing DDA                   5,662,902
Other liabilities                          1,430,767
      Total liabilities                   66,742,069
Stockholders' equity                       6,698,547
      Total liabilities and
       stockholders' equity           $   73,440,616
Net interest income                                      $      460,164
Interest rate spread                                                                2.59%
Contribution from interest-free funds                                               0.27%
Net interest margin                                                                 2.86%

(1) Tax equivalent basis

                                                        Quarter Ended
                                                      September 30, 2005
                                      --------------------------------------------------
                                          Average                             Yield/
(dollars in thousands)                    Balance         Interest (1)         Rate
-----------------------------------   --------------     --------------   --------------
Earning assets:
   Investment securities              $   11,974,043     $      153,802             5.14%
   Loans:
      Commercial                          16,440,068            262,726             6.35%
      Multi-Family                                 -                  -             0.00%
      Consumer:
         Residential mortgages            10,663,656            142,604             5.35%
         Home equity loans
          and lines of credit             10,321,853            146,483             5.66%
      Total consumer loans secured
       by real estate                     20,985,509            289,087             5.49%
         Auto Loans                        4,400,376             60,280             5.43%
         Other                               515,522             10,147             7.81%
      Total Consumer                      25,901,407            359,514             5.53%
      Total loans                         42,341,475            622,240             5.85%
      Allowance for loan losses             (423,929)
      Total earning assets                53,891,589     $      776,042             5.73%
Other assets                               7,709,266
      Total assets                    $   61,600,855

Funding liabilities:
   Deposits and other customer-related
    accounts:
         NOW accounts                 $    8,991,339     $       42,601             1.88%
         Customer repurchase
          agreements                         903,053              6,630             2.91%
         Savings accounts                  3,753,311              6,452             0.68%
         Money market accounts             8,294,441             35,390             1.69%
      Core and other customer-related
       accounts                           21,942,144             91,073             1.65%
      Time deposits                        9,810,041             78,011             3.15%
      Total                               31,752,185            169,084             2.11%

   Borrowings:
      Wholesale borrowings                13,677,685            140,484             4.08%
      Other borrowings                     4,250,969             43,333             4.06%
      Total borrowings                    17,928,654            183,817             4.08%
      Total funding liabilities           49,680,839            352,901             2.82%
Non-interest bearing DDA                   5,393,736
Other liabilities                            831,385
      Total liabilities                   55,905,960
Stockholders' equity                       5,694,895
      Total liabilities and
       stockholders' equity           $   61,600,855
Net interest income                                      $      423,141
Interest rate spread                                                                2.91%
Contribution from interest-free funds                                               0.22%
Net interest margin                                                                 3.13%

(1) Tax equivalent basis

Sovereign Bancorp, Inc. and Subsidiaries
AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
(unaudited)

                                                            Year to Date
                                                         September 30, 2006
                                             --------------------------------------
                                                Average                     Yield/
(dollars in thousands)                          Balance     Interest (1)     Rate
------------------------------------------   ------------   ------------   --------
Earning assets:
   Investment securities                     $ 14,281,351   $    610,934       5.71%
   Loans:
      Commercial                               19,699,524      1,051,982       7.14%
      Multi-Family                              2,748,477        126,583       6.14%
      Consumer:
         Residential mortgages                 15,053,802        636,131       5.63%
         Home equity loans
          and lines of credit                  10,110,555        488,104       6.45%
      Total consumer loans
       secured by real estate                  25,164,357      1,124,235       5.96%
         Auto loans                             4,400,416        192,228       5.84%
         Other                                    460,455         27,826       8.08%
      Total Consumer                           30,025,228      1,344,289       5.98%
      Total loans                              52,473,229      2,522,854       6.42%
      Allowance for loan losses                  (471,358)
      Total earning assets                     66,283,222   $  3,133,788       6.31%
Other assets                                    9,623,451
      Total assets                           $ 75,906,673

Funding liabilities:
   Deposits and other
    customer-related accounts:
         NOW accounts                        $ 10,114,033   $    208,084       2.74%
         Customer repurchase
          agreements                            1,138,838         37,205       4.37%
         Savings accounts                       4,128,312         21,938       0.71%
         Money market accounts                 10,303,545        240,605       3.12%
      Core and other
       customer-related accounts               25,684,728        507,832       2.64%
      Time deposits                            13,784,845        442,893       4.30%
      Total                                    39,469,573        950,725       3.22%
   Borrowings:
      Wholesale borrowings                     17,244,235        586,685       4.54%
      Other borrowings                          4,942,265        200,476       5.41%
      Total borrowings                         22,186,500        787,161       4.74%
      Total funding liabilities                61,656,073      1,737,886       3.77%
Non-interest bearing DDA                        5,826,134
Other liabilities                               1,342,011
      Total liabilities                        68,824,218
Stockholders' equity                            7,082,455
      Total liabilities and
       stockholders' equity                  $ 75,906,673
Net interest income                                         $  1,395,902
Interest rate spread                                                           2.55%
Contribution from
 interest-free funds                                                           0.26%
Net interest margin                                                            2.81%

(1) Tax equivalent basis

                                                            Year to Date
                                                         September 30, 2005
                                             --------------------------------------
                                                Average                     Yield/
(dollars in thousands)                          Balance     Interest (1)     Rate
------------------------------------------   ------------   ------------   --------
Earning assets:
   Investment securities                     $ 12,093,200   $    461,037       5.08%
   Loans:
      Commercial                               15,698,330        705,536       6.01%
      Multi-Family                                      -              -       0.00%
      Consumer:
         Residential mortgages                 10,160,711        404,143       5.30%
         Home equity loans
          and lines of credit                  10,151,595        419,263       5.51%
      Total consumer loans
       secured by real estate                  20,312,306        823,406       5.41%
         Auto loans                             4,322,967        170,755       5.28%
         Other                                    550,965         31,073       7.54%
      Total Consumer                           25,186,238      1,025,234       5.43%
      Total loans                              40,884,568      1,730,770       5.65%
      Allowance for loan losses                  (422,569)
      Total earning assets                     52,555,199   $  2,191,807       5.57%
Other assets                                    7,247,966
      Total assets                           $ 59,803,165

Funding liabilities:
   Deposits and other
    customer-related accounts:
         NOW accounts                        $  8,489,687   $     99,891       1.57%
         Customer repurchase
          agreements                              847,264         15,436       2.44%
         Savings accounts                       3,848,607         18,826       0.65%
         Money market accounts                  8,288,830         91,910       1.48%
      Core and other
       customer-related accounts               21,474,388        226,063       1.41%
      Time deposits                             9,313,316        197,078       2.83%
      Total                                    30,787,704        423,141       1.84%
   Borrowings:
      Wholesale borrowings                     13,144,601        383,890       3.90%
      Other borrowings                          4,190,575        115,674       3.69%
      Total borrowings                         17,335,176        499,564       3.85%
      Total funding liabilities                48,122,880        922,705       2.56%
Non-interest bearing DDA                        5,278,467
Other liabilities                                 740,996
      Total liabilities                        54,142,343
Stockholders' equity                            5,660,822
      Total liabilities and
       stockholders' equity                  $ 59,803,165
Net interest income                                         $  1,269,102
Interest rate spread                                                           3.01%
Contribution from
 interest-free funds                                                           0.21%
Net interest margin                                                            3.22%

(1) Tax equivalent basis

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)

NON-PERFORMING ASSETS

                                        Sept. 30      June 30       Mar. 31       Dec. 31      Sept. 30
(dollars in thousands)                    2006          2006          2006          2005          2005
-----------------------------------   -----------   -----------   -----------   -----------   -----------
Non-accrual loans:
  Consumer:
    Residential mortgages             $    35,365   $    34,812   $    31,874   $    30,393   $    33,427
    Home equity loans and
     lines of credit                       62,002        63,632        61,078        55,543        37,051
    Auto loans                                327           388           363           476           462
    Other consumer loans                    1,384         2,524         1,920         1,913         2,873
  Total consumer loans                     99,078       101,356        95,235        88,325        73,813
  Commercial                              133,133       117,758        87,566       100,372        95,303
  Total non-accrual loans                 232,211       219,114       182,801       188,697       169,116
Restructured loans                            570           576           692           777           822
  Total non-performing
   loans                                  232,781       219,690       183,493       189,474       169,938
Real estate owned, net                     34,775        35,899        13,622        11,411         6,107
Other repossessed assets                    5,500         3,487         3,352         4,678         5,083
  Total non-performing
   assets                                 273,056       259,076       200,467       205,563       181,128

Non-performing loans as a
 percentage of total loans                   0.37%         0.36%         0.41%         0.43%         0.40%
Non-performing assets as a
 percentage of total assets                  0.30%         0.29%         0.31%         0.32%         0.29%
Non-performing assets as a
 percentage of total loans,
 real estate owned and
 repossessed assets                          0.43%         0.42%         0.44%         0.47%         0.42%
Allowance for credit losses
 as a percentage of non-
 performing loans                             240%          251%          239%          231%          257%

NET LOAN CHARGE-OFFS

                                        Sept. 30      June 30       Mar. 31       Dec. 31       Sept. 30
Quarters ended (in thousands)             2006          2006          2006          2005          2005
-----------------------------------   -----------   -----------   -----------   -----------   -----------
  Commercial real estate              $     1,188   $     3,938   $      (744)  $       564   $       219
  Commercial and industrial
   and other                                6,402         4,718         8,948         4,877         6,209
  Total Commercial                          7,590         8,656         8,204         5,441         6,428

    Residential mortgages                     422           156           159           554           109
    Home equity loans and
     lines of credit                       19,909        15,032        10,654         6,998         4,319
  Total consumer loans
   secured by real estate                  20,331        15,188        10,813         7,552         4,428
    Auto loans                              7,271         5,678         7,995         9,137         7,539
    Other consumer loans                      135           (97)        1,286         1,079         1,059
  Total Consumer                           27,737        20,769        20,094        17,768        13,026

   Total                              $    35,327   $    29,425   $    28,298   $    23,209   $    19,454

COMPONENTS OF THE PROVISION OF CREDIT LOSSES AND ALLOWANCE FOR CREDIT LOSSES

                                        Sept. 30      June 30       Mar. 31       Dec. 31      Sept. 30
Quarters ended (in thousands)             2006          2006          2006          2005          2005
-----------------------------------   -----------   -----------   -----------   -----------   -----------
Provision for loan losses                  45,437        47,113        30,559        26,263        19,298
Provision/(recoveries) for
unfunded commitments                         (437)       (2,613)       (1,559)         (263)          702
Total provision for credit
 losses                               $    45,000   $    44,500   $    29,000   $    26,000   $    20,000

Allowance for loan losses                 544,482       537,372       421,860       419,599       418,353
Reserve for unfunded
 commitments                               13,603        14,040        16,653        18,212        18,475
Total allowance for credit
 losses                               $   558,085   $   551,412   $   438,513   $   437,811   $   436,828

DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - End of period

                                             Sept. 30       June 30        Mar. 31
Quarters ended (in thousands)                  2006           2006           2006
----------------------------------------   ------------   ------------   ------------
  Demand deposit accounts                  $  6,687,150   $  6,821,660   $  5,165,140
  NOW accounts                               10,517,818     11,055,188      9,110,005
  Customer repurchase agreements              1,457,129      1,205,345      1,086,010
  Savings accounts                            4,919,190      5,189,459      3,397,183
  Money market accounts                      12,449,563     12,321,602      8,384,317
  Certificates of deposits                   16,752,764     15,999,234     11,677,492
    Total                                  $ 52,783,614   $ 52,592,488   $ 38,820,147

DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - End of period

                                              Dec. 31       Sept. 30
Quarters ended (in thousands)                  2005           2005
----------------------------------------   ------------   ------------
  Demand deposit accounts                  $  5,331,659   $  5,414,212
  NOW accounts                                8,844,875      9,170,052
  Customer repurchase agreements              1,012,574        959,024
  Savings accounts                            3,460,292      3,684,423
  Money market accounts                       7,989,846      8,167,546
  Certificates of deposits                   11,338,460      9,937,334
    Total                                  $ 37,977,706   $ 37,332,591

LOAN COMPOSITION - End of period

                                             Sept. 30        June 30       Mar. 31
Quarters ended (in thousands)                  2006           2006           2006
----------------------------------------   ------------   ------------   ------------
  Commercial real estate                   $ 11,401,902   $ 10,817,068   $  7,128,116
  Commercial industrial loans                12,611,628     12,048,686     10,122,781
  Multi-family                                5,970,795      6,134,167              -
Total commercial loans                       29,984,325     28,999,921     17,250,897
    Residential mortgages                    17,817,283     17,236,025     13,161,773
    Home equity loans and lines
     of credit                               10,506,607     10,515,700      9,892,235
Total consumer loans secured by
 real estate                                 28,323,890     27,751,725     23,054,008
    Auto loans                                4,431,891      4,399,047      4,400,980
    Other consumer loans                        437,614        459,418        458,528
Total consumer loans                         33,193,395     32,610,190     27,913,516

Total loans                                $ 63,177,720   $ 61,610,111   $ 45,164,413

LOAN COMPOSITION - End of period

                                             Dec. 31        Sept. 30
Quarters ended (in thousands)                  2005           2005
----------------------------------------   ------------   ------------
  Commercial real estate                   $  7,209,180   $  7,151,189
  Commercial industrial loans                 9,426,466      9,071,731
  Multi-family                                        -              -
Total commercial loans                       16,635,646     16,222,920
    Residential mortgages                    12,462,802     11,198,366
    Home equity loans and lines of
     credit                                   9,793,124     10,301,161
Total consumer loans secured by real
 estate                                      22,255,926     21,499,527
    Auto loans                                4,434,021      4,463,931
    Other consumer loans                        478,254        505,261
Total consumer loans                         27,168,201     26,468,719

Total loans                                $ 43,803,847   $ 42,691,639

DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - Average

                                             Sept. 30       June 30        Mar. 31
Quarters ended (in thousands)                  2006           2006           2006
----------------------------------------   ------------   ------------   ------------
  Demand deposit accounts                  $  6,707,400   $  5,662,902   $  5,086,989
  NOW accounts                               10,854,965     10,346,113      9,124,514
  Customer repurchase agreements              1,273,055      1,114,934      1,025,807
  Savings accounts                            5,013,163      3,956,176      3,411,827
  Money market accounts                      13,067,468      9,598,706      8,190,873
  Certificates of deposits                   16,504,794     13,193,359     11,597,261
    Total                                  $ 53,420,845   $ 43,872,190   $ 38,437,271

DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - Average

                                              Dec. 31       Sept. 30
Quarters ended (in thousands)                  2005           2005
----------------------------------------   ------------   ------------
  Demand deposit accounts                  $  5,340,623   $  5,393,736
  NOW accounts                                9,454,176      8,991,339
  Customer repurchase agreements              1,007,347        903,053
  Savings accounts                            3,573,771      3,753,311
  Money market accounts                       8,112,584      8,294,441
  Certificates of deposits                   10,376,654      9,810,041
    Total                                  $ 37,865,155   $ 37,145,921

LOAN COMPOSITION - Average

                                             Sept. 30        June 30        Mar. 31
Quarters ended (in thousands)                  2006           2006           2006
----------------------------------------   ------------   ------------   ------------
  Commercial real estate                   $ 10,869,370   $  8,358,231   $  7,193,994
  Commercial industrial loans                10,805,007      9,564,869      8,603,198
  Multi-family                                6,184,739      1,992,727              -
  Other                                       1,359,632      1,189,303      1,087,391
Total commercial loans                       29,218,748     21,105,130     16,884,583
  Residential mortgages                      17,860,553     14,467,374     12,777,623
  Home equity loans and lines of
   credit                                    10,519,717     10,129,080      9,673,570
Total consumer loans secured by
 real estate                                 28,380,270     24,596,454     22,451,193
  Auto loans                                  4,394,903      4,396,659      4,409,850
  Other consumer loans                          451,333        453,383        476,946
Total consumer loans                         33,226,506     29,446,496     27,337,989

Total loans                                $ 62,445,254   $ 50,551,626   $ 44,222,572

LOAN COMPOSITION - Average

                                              Dec. 31       Sept. 30
Quarters ended (in thousands)                  2005           2005
----------------------------------------   ------------   ------------
    Commercial real estate                 $  7,203,433   $  7,019,781
    Commercial industrial loans               8,273,795      8,499,513
    Multi-family                                      -              -
    Other                                     1,038,760        920,774
Total commercial loans                       16,515,988     16,440,068
    Residential mortgages                    11,859,646     10,663,656
    Home equity loans and lines of
     credit                                  10,176,307     10,321,853
Total consumer loans secured by real
 estate                                      22,035,953     20,985,509
    Auto loans                                4,454,501      4,400,376
    Other consumer loans                        490,069        515,522
Total consumer loans                         26,980,523     25,901,407

Total loans                                $ 43,496,511   $ 42,341,475

Sovereign Bancorp, Inc. and Subsidiaries
RECONCILIATION OF OPERATING EARNINGS TO REPORTED EARNINGS
(unaudited)

Operating earnings for EPS purposes represents net income excluding the after-tax effects of certain items, such as significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses, proxy and related professional fees, and certain other charges. The table below reconciles our GAAP earnings to operating earnings for EPS purposes.

(dollars in thousands, except per share data - all amounts are after tax)

                                                                 Quarter Ended
                                                                 Total dollars
                                      -------------------------------------------------------------------
                                        Sept. 30      June 30       Mar. 31       Dec. 31       Sept. 30
                                          2006          2006          2006          2005          2005
                                      -----------   -----------   -----------   -----------   -----------
Net income (loss) as
 reported                             $   184,009   $   (59,056)  $   141,398   $   165,495   $   181,043
Dividends on preferred
 stock                                     (1,825)       (2,433)            -             -             -
Net income available to
 common shareholders                      182,184       (61,489)      141,398       165,495       181,043
Contingently convertible
 trust preferred
 interest expense, net
 of tax                                     6,344             -         6,327         6,354         6,344
Net income (loss) for
 EPS purposes                         $   188,528   $   (61,489)  $   147,725   $   171,849   $   187,387

Non GAAP Adjustments to
 adjust antidilutive EPS
Net income available to
 common shareholders                  $   182,184   $   (61,489)  $   141,398   $   165,495   $   181,043
Trust IV expense, net of
 tax                                        6,344         6,335         6,327         6,354         6,344
Antidilutive net
 income/(loss) for operating EPS
 calculation                          $   188,528   $   (55,154)  $   147,725   $   171,849   $   187,387

Reconciliation to
 Operating earnings EPS
Net income (loss) for
 operating earnings
 EPS purposes                         $   188,528   $   (55,154)  $   147,725   $   171,849   $   187,387
  Merger related and
   integration costs                       18,463         4,067        (1,819)            -        (2,094)
  Provision for loan
   losses- Independence                         -         8,125             -             -             -
  Loss on economic hedges                       -         7,402             -             -             -
  Loss on balance sheet
   restructuring                                -       154,884             -             -             -
  Impairment on FNMA and
   FHLMC preferred stock                        -        43,875             -         3,788             -
  Proxy and professional
   fees                                         -             -         9,319             -             -
  Lease and contract
   termination charges/
   Restructuring                                -             -             -             -             -
Operating earnings for
 EPS purposes                         $   206,991   $   163,199   $   155,225   $   175,637   $   185,293

Weighted average diluted
 shares for GAAP EPS                      506,135       412,000       410,366       409,581       412,766
Add back of diluted
 shares for operating
 EPS not factored into
 GAAP diluted shares due
 to antidilution (1)                            -        33,599             -             -             -
Adjusted weighted
 average diluted shares
 for Operating EPS                        506,135       445,599       410,366       409,581       412,766

(1) Due to the GAAP net loss recorded in the second quarter of 2006, the conversion of 33.6 million of warrants and equity awards and the after-tax add back of Sovereign's contingently convertible trust preferred interest expense was excluded from Sovereign's GAAP diluted earnings per share calculation for the quarter ended June 30, 2006 since the result would have been anti-dilutive. However, for operating earning purposes these items are dilutive and as a result they have been added back for operating earnings and operating earnings per share purposes.

Operating earnings for EPS purposes represents net income excluding the after-tax effects of certain items, such as significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses, proxy and related professional fees, and certain other charges. The table below reconciles our GAAP earnings to operating earnings for EPS purposes.

(dollars in thousands, except per share data - all amounts are after tax)

                                                            Quarter Ended Per share
                                      -------------------------------------------------------------------
                                       Sept. 30       June 30       Mar. 31       Dec. 31      Sept. 30
                                          2006          2006          2006          2005          2005
                                      -----------   -----------   -----------   -----------   -----------
Net income (loss) as reported
Dividends on preferred stock
Net income available to common
 shareholders
Contingently convertible trust
 preferred interest expense,
 net of tax
Net income (loss) for EPS
 purposes                             $      0.37   $     (0.15)  $      0.36   $      0.42   $      0.45

Non GAAP Adjustments to adjust
 antidilutive EPS
Net income available to common
 shareholders
Trust IV expense, net of tax
Antidilutive net income/(loss)
 for operating EPS calculation

Reconciliation to Operating
 earnings EPS
Net income (loss) for operating
 earnings EPS purposes                $      0.37   $     (0.12)  $      0.36   $      0.42   $      0.45
  Merger related and
   integration costs                         0.04          0.01         (0.00)            -         (0.01)
  Provision for loan losses-
   Independence                                 -          0.02             -             -             -
  Loss on economic hedges                       -          0.02             -             -             -
  Loss on balance sheet
   restructuring                                -          0.35             -             -             -
  Impairment on FNMA and FHLMC
   preferred stock                              -          0.10             -          0.01             -
  Proxy and professional fees                   -             -          0.02             -             -
  Lease and contract termination
   charges/ Restructuring                       -             -             -             -             -
Operating earnings for EPS
 purposes                             $      0.41   $      0.37   $      0.38   $      0.43   $      0.45

Weighted average diluted
 shares for GAAP EPS
Add back of diluted shares for
 operating EPS not factored into
 GAAP diluted shares due
 to antidilution (1)
Adjusted weighted average
 diluted shares for
 Operating EPS

(1) Due to the GAAP net loss recorded in the second quarter of 2006, the conversion of 33.6 million of warrants and equity awards and the after-tax add back of Sovereign's contingently convertible trust preferred interest expense was excluded from Sovereign's GAAP diluted earnings per share calculation for the quarter ended June 30, 2006 since the result would have been anti-dilutive. However, for operating earning purposes these items are dilutive and as a result they have been added back for operating earnings and operating earnings per share purposes.

Operating earnings for EPS purposes represents net income excluding the after-tax effects of certain items, such as significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses, proxy and related professional fees, and certain other charges. The table below reconciles our GAAP earnings to operating earnings for EPS purposes.

    (dollars in thousands, except per share data - all amounts are after tax

                                                               Year to Date
                                           -----------------------------------------------------
                                                 Total dollars                 Per Share
                                           -------------------------   -------------------------
                                            Sept. 30      Sept. 30      Sept. 30       Sept. 30
                                               2006          2005          2006          2005
                                           -----------   -----------   -----------   -----------
Net income (loss) as reported              $   266,351   $   510,665
Dividends on preferred stock                    (4,258)            -
Net income available to common
 shareholders                                  262,093       510,665
Contingently convertible trust
 preferred interest expense,
 net of tax                                     19,007        19,074
Net income (loss) for EPS
 purposes                                  $   281,100   $   529,739   $      0.62   $      1.27

Non GAAP Adjustments to adjust
 antidilutive EPS
Net income available to common
 shareholders                              $   262,093   $   510,665
Trust IV expense, net of tax                    19,007        19,074
Antidilutive net income/(loss)
 for operating EPS calculation             $   281,100   $   529,739

Reconciliation to Operating
 earnings EPS

Net income (loss) for operating
 earnings EPS purposes                     $   281,100   $   529,739   $      0.62   $      1.27
  Merger related and integration
   costs                                        20,711         8,284          0.05          0.02
  Provision for loan losses-
   Independence                                  8,125             -          0.02             -
  Loss on economic hedges                        7,402             -          0.02             -
  Loss on balance sheet
   restructuring                               154,884             -          0.34             -
  Impairment on FNMA and FHLMC
   preferred stock                              43,875             -          0.10             -
  Proxy and professional fees                    9,319             -          0.02             -
  Lease and contract termination
   charges/ Restructuring                            -         2,589             -          0.01
Operating earnings for EPS
 purposes                                  $   525,416   $   540,612   $      1.16   $      1.29

Weighted average diluted shares
 for GAAP EPS                                  454,265       418,134
Add back of diluted shares for
 operating EPS not factored into
 GAAP diluted shares due to
 antidilution (1)                                    -             -
Adjusted weighted average
 diluted shares for Operating
 EPS                                           454,265       418,134

(1) Due to the GAAP net loss recorded in the second quarter of 2006, the conversion of 33.6 million of warrants and equity awards and the after-tax add back of Sovereign's contingently convertible trust preferred interest expense was excluded from Sovereign's GAAP diluted earnings per share calculation for the quarter ended June 30, 2006 since the result would have been anti-dilutive. However, for operating earning purposes these items are dilutive and as a result they have been added back for operating earnings and operating earnings per share purposes.

Sovereign Bancorp, Inc. and Subsidiaries
RECONCILIATION OF AVERAGE EQUITY TO AVERAGE TANGIBLE EQUITY AND RELATED OPERATING RETURN ON AVERAGE TANGIBLE EQUITY
(unaudited)

Reconciliation of Equity to Tangible Equity and Operating Return on Average Equity to Tangible Returns on Average Equity

                                                         Quarter Ended
                                           ------------------------------------------
                                             Sept. 30       June 30        Mar. 31
                                               2006           2006           2006
                                           ------------   ------------   ------------
Average Equity                             $  8,621,910   $  6,698,547   $  5,896,739
Average Goodwill                             (4,932,536)    (3,452,687)    (2,716,324)
Average CDI and other intangibles              (611,329)      (342,279)      (207,908)
Average Tangible Equity                       3,078,045      2,903,581      2,972,507

Operating Return on Average Equity                 9.52%          9.77%         10.68%
  Effect of Goodwill                              15.26%         11.62%          9.76%
  Effect of CDI and other intangibles              1.89%          1.15%          0.75%
Tangible Return on Average Equity                 26.68%         22.54%         21.18%

Reconciliation of Equity to Tangible Equity and Operating Return on Average Equity to Tangible Returns on Average Equity

                                                  Quarter Ended
                                           ---------------------------
                                              Dec. 31       Sept. 30
                                               2005           2005
                                           ------------   ------------
Average Equity                             $  5,712,703   $  5,694,895
Average Goodwill                             (2,714,150)    (2,714,148)
Average CDI and other intangibles              (225,049)      (243,149)
Average Tangible Equity                       2,773,504      2,737,598

Operating Return on Average Equity                12.20%         12.91%
  Effect of Goodwill                              11.93%         12.80%
  Effect of CDI and other intangibles              0.99%          1.15%
Tangible Return on Average Equity                 25.12%         26.85%

Reconciliation of Equity to Tangible Equity and Operating Return on Average Equity to Tangible Returns on Average Equity

                                                  Year-to-Date
                                           ---------------------------
                                             Sept. 30       Sept. 30
                                               2006           2005
                                           ------------   ------------
Average Equity                                7,082,455      5,660,822
Average Goodwill                             (3,705,413)    (2,649,925)
Average CDI and other intangibles              (388,650)      (258,320)
Average Tangible Equity                       2,988,392      2,752,577

Operating Return on Average Equity                 9.92%         12.77%
  Effect of Goodwill                              12.30%         12.29%
  Effect of CDI and other intangibles              1.29%          1.20%
Tangible Return on Average Equity                 23.51%         26.26%

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)

Purchase of Independence Community Bank Corp. ("Independence")

On June 1, 2006, Sovereign completed the purchase of Independence and the results of its operations are included from the purchase date through June 30, 2006. Sovereign made a cash payment of $3.6 billion to acquire and convert all outstanding Independence common shares and outstanding equity awards at $42 per share. The preliminary purchase price was allocated to acquired assets and liabilities of Independence based on fair value as of June 1, 2006. The company is in the process of finalizing these values and as such the allocation of the purchase price is subject to revision.

Assets and Liabilities Acquired from Independence:

(dollars in millions)

Assets                                 Liabilities
Investments               $   3,204.8    Deposits:
Loans:                                     Core                     $  6,960.8
  Multifamily                 5,571.2      Time                        4,070.1
  Commercial                  5,235.2        Total deposits           11,030.9
  Consumer                      517.2    Borrowings and other debt
  Residential mortgages       1,829.0     obligations                  5,470.4
    Total loans              13,152.6    Other liabilities               586.6
Less allowance for loan
 losses                         (97.8)   Total liabilities          $ 17,087.9
    Total loans, net         13,054.8
Cash paid, net of cash
 acquired                    (2,713.2)
Bank owned life
 insurance                      343.3
Premises and equipment,
 net                            167.9
Other assets                    365.0
Core deposit and other
 intangibles                    394.2
Goodwill                      2,271.1

    Total assets          $  17,087.9